SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2014 (June 26, 2014)

PAZOO, Inc.
(Exact name of Registrant as specified in charter)

Nevada	333-178037	27-3984713
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

760 State Route 10
Whippany, NJ 07981
 (Address of Principal Executive Offices)

(Prior Address if Changed From Last Report)

(973) 455-0970
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sale of Equity Securities.

Common Stock:

On or about July 1, 2014, the Company issued restricted common stock for services rendered by consultants to the Company and “Pazoo Experts”.  71,250 shares of restricted common stock were issued to Sean Gavin and 2,250,000 shares of restricted common stock were issued to Maximum Harvest, LLC, each for services rendered to the Company.  An aggregate of 1,743,333 shares of restricted common stock were issued to 31 individual Pazoo Experts.

On or about July 2, 2014, the Company issued a Convertible Promissory Note to WHC Capital, LLC in the amount of $240,000.  The maturity date of the Note is October 31, 2014.  The Note permitted the WHC Capital, LLC to convert the principal under the Note at a 50% discount to the lowest intra-day trading price in the 25 day period prior to closing.  WHC Capital, LLC did not convert under the terms of the Note and the Company repaid all outstanding amounts due, and the Note has been retired.

On or about July 15, 2014, 2014, Integrated Capital Partners, Inc. converted 22,500 (post reverse stock split) shares of the Company’s Series A Convertible Preferred Stock into 2,250,000 shares of the Company’s common stock.

On or about July 30, 2014 the Company issued a Convertible Promissory Note to Auctus Private Equity Fund, LLC in the amount of $56,250.  The maturity date of the Note is April 30, 2015.  The Note permits the Auctus Private Equity Fund, LLC to convert the principal and interest under the Note at 50% of the average of the 2 lowest trading prices in the 25 day period prior to the presentment of any conversion notice.  As of the date hereof the Auctus Private Equity Fund, LLC has not elected to convert any potion of the Note.  The transactional documents are available upon request to the Company.

On or about August 22, 2014 the Company issued a 12% Convertible Promissory Note to JSJ Investments, Inc. in the amount of $100,000.  The maturity date of the Note is February 22, 2015.  The Note permits the JSJ Investments, Inc. to convert the principal and interest under the Note at a 50% discount to the lower of: (i) the average of the 3 lowest trading in the 20 day period prior to the closing under the Note; or (ii) the average of the 3 lowest trading days in the 20 day period prior to the presentment of any conversion notice.  As of the date hereof JSJ Investments, Inc. has not elected to convert any potion of the Note.  The transactional documents are available upon request to the Company.

On or about September 3, 2014, Integrated Capital Partners, Inc. converted 60,000 (post reverse stock split) shares of the Company’s Series A Convertible Preferred Stock into 6,000,000 shares of the Company’s common stock.

On or about October 1, 2014, the Company issued restricted common stock for services rendered by consultants to the Company and “Pazoo Experts”.  209,922 shares of restricted common stock were issued to Sean Gavin for services rendered to the Company.  An aggregate of 613,333 shares of restricted common stock were issued to 8 individual Pazoo Experts.

On or about October 23, 2014 the Company issued two 10% Convertible Notes to Mark Sarna and the Sarna Family Limited Partnership each in the amount of $100,000.  The maturity dates are October 19, 2019. The Notes permit the Holder to convert the principal and interest under the Note at $0.01 per share. As of the date of this report, neither Holder has sought to convert any portion of the Note. The transactional documents are available upon request to the Company.

On or about October 24, 2014, Integrated Capital Partners, Inc. converted 50,000 (post reverse stock split) shares of the Company’s Series A Convertible Preferred Stock into 5,000,000 shares of the Company’s common stock.

Preferred Stock:

On or about August 1, 2014, 10,000 (post reverse stock split) shares of the Company’s Series A Convertible Preferred Stock were issued to Jordan Strom for services render in connection with services preformed, and to be performed in the future, by Mr. Strom’s relating to the Company’s investment in MA & Associates, LLC.

On or about October 14, 2014, the Company entered into Investment Agreement No. 5 with Integrated Capital Partners, Inc. wherein Integrated Capital Partners, Inc. has the right to purchase up to 625,000 shares of the Company’s Series A Convertible Preferred Stock at the rate of $0.40 per share.  For each Series A Convertible Preferred Stock purchased under the Investment Agreement, a Warrant shall be issued for the right to purchase the same amount of Series A Convertible Preferred Stock at $0.50 per share.  The Investment Agreement further provides that Integrated Capital Partners, Inc. is prohibited from converting Series A Convertible Preferred Stock if the resulting conversion would cause Integrated Capital Partners, Inc.’s common stock holdings to exceed 4.99% of the then outstanding common shares.  On or about October 14, 2014 Integrated Capital Partners, Inc. elected to purchase 50,000 shares of Series A Convertible Preferred Stock in exchange of $20,000.  Accordingly a Warrant to purchase 50,000 shares of Series A Convertible Preferred Stock at a rate of $0.50 per share was issued.  On or about October 23, 2014 Integrated Capital Partners, Inc. elected to purchase 50,000 shares of Series A Convertible Preferred Stock in exchange of $20,000.  Accordingly a Warrant to purchase 50,000 shares of Series A Convertible Preferred Stock at a rate of $0.50 per share was issued.   The transactional documents are available upon request to the Company.

Item 7.01    Regulation FD Disclosure.

On June 26, 2014, the Company announced in a press release (Pazoo Partners With Maximum Harvest LLC, Adding Cutting Edge Advertising Technology) that the Company entered into an agreement with Maximum Harvest, LLC to add cutting edge technology to Pazoo.com in an effort to increase advertising revenue.  A copy of the press release is attached hereto as Exhibit 99.01.  On July 2, 2014 the Company announced in a press release (Pazoo Expands Publishing Division, Launches Financial Website WWW.PAZOOFINANCE.COM) that the Company expanded its content offering by launching PazooFitness.com to address healthly financial management and its effects on our overall health and well being.  A copy of the press release is attached hereto as Exhibit 99.02.  On July 17, 2014, the Company announced in a press release (Pazoo, Inc. Makes Three More Installments Of More Than $300,000 To Partners MA & Associates, LLC, A Company Formed To Set Up And Be A Medical Marijuana Testing Laboratory In The State Of Nevada) that Pazoo was continuing on the path with MA & Associates, LLC for the marijuana testing laboratory venture in Nevada.  A copy of the press release is attached hereto as Exhibit 99.03.  On July 24, 2014, the Company announced in a press release (Pazoo CEO David Cunic Interviewed Again On The Stock Radio) that CEO David Cunic appeared on Stock Radio to discuss the future of Pazoo.  A copy of the press release is attached hereto as Exhibit 99.04.  On August 4, 2014, the Company announced in a press release (Pazoo, Inc. Sponsors Local Charity Event In Support of Children’s Athletics) that the company helped sponsor a charity golf event at a local military installation.  A copy of the press release is attached hereto as Exhibit 99.05.  On August 12, 2014, the Company announced in a press release (Pazoo, Inc. Experiences Over 500% Increase In Per Visitor Time Spent On Website) that the daily visitors spent on average more than 26 minutes on Pazoo.com compared the less than 5 minutes previously.   A copy of the press release is attached hereto as Exhibit 99.06.  On August 14, 2014, the Company announced in a press release (Pazoo, Inc.’s Celebrity Chef & 5x Cancer Survivor Eric LeVine Announces Million Dollar Marathon Challenge on Fox Business Network) that the Company’s Chef Expert announced his challenge to raise money for worthy charities.  A copy of the press release is attached hereto as Exhibit 99.07.  On September 9, 2014, the Company announced in a press release (Pazoo Expands Roster Of Health And Wellness Experts) that in its efforts to continue to provide quality original content to visitors to Pazoo.com it again increased its stable of experts.   A copy of the press release is attached hereto as Exhibit 99.08.    On September 11, 2014, the Company announced in a press release (Pazoo, Inc CEO David Cunic and COO Ben Hoehn Hosting Charity Event September 15, 2014 in Morristown NJ) that the Company was hosting a charity event in Morristown New Jersey in support of local charities.  A copy of the press release is attached hereto as Exhibit 99.09.   On September 18, 2014, the Company announced in a press release (Pazoo Inc Signs Agreement With Broadcast Studio Fractal Recording And Prepares Launch Of Pazoo Radio) that the Company was taking the necessary steps to launch Pazoo Radio.  A copy of the press release is attached hereto as Exhibit 99.10.    On September 23, 2014, the Company announced in a press release (Pazoo, Inc Provides Corporate Development Update) various updates as relates to broader advertising providers brought on board and the continued progress of MA & Associates, LLC.  A copy of the press release is attached hereto as Exhibit 99.11.   On September 29, 2014, the Company announced in a press release (Pazoo, Inc Sponsors Local Charity Event In Support of Mental Health) that the Company sponsored and participated in a charity golf event to help support the efforts of CareOne, a local charity.  A copy of the press release is attached hereto as Exhibit 99.12.  On October 7, 2014, the Company announced in a press release (Visitor Duration Dramatically Increases on Pazoo.com) that the average time spent by visitors to Pazoo.com continued to increase and is now more than 32 minutes per visit.  A copy of the press release is attached hereto as Exhibit 99.13. On October 8, 2014, the Company announced in a press release (Pazoo Radio Launches First Radio Episode) that the Company recorded its first episode of Pazoo Radio available on podcast.  A copy of the press release is attached hereto as Exhibit 99.14. On October 10, 2014, the Company announced in a press release (Pazoo To Attend Numerous Investment Conferences. Will Host First Pazoo Fest Event November 13 In Las Vegas Nevada) that the Company has plans to attend several conferences and events related to Pazoo and its ventures in the upcoming weeks.  A copy of the press release is attached hereto as Exhibit 99.15.  On October 14, 2014, the Company announced in a press release (Pazoo Signs Online Marketing Agreement With MobileSeed LLC) that the entered into an agreement to enhance SEO and social networking to expand the visitors to Pazoo.com.  A copy of the press release is attached hereto as Exhibit 99.16.  On October 15, 2014, the Company announced in a press release (Pazoo Radio Episode 2: Healthy Cooking, Healthy Investing With Chef Eric, Now Available On Pazoo.com) that the second episode for Pazoo Radio was in the can and available on Pazoo.com.  A copy of the press release is attached hereto as Exhibit 99.17.  On October 22, 2014, the Company announced in a press release (Pazoo Medical Marijuana Testing Laboratory Partner MA & Associates Hires Laboratory Technician, Facility Buildout Currently Underway) that MA & Associates, LLC was taking all steps needed to get its testing facility up and running in anticipation of obtaining its license from the State of Nevada.  A copy of the press release is attached hereto as Exhibit 99.18.  On October 23, 2014, the Company announced in a press release (Pazoo Radio Episode 3 Featuring Dr. Laura Miranda And A Discussion About Being A Strong Healthy Woman) that the third episode of Pazoo Radio was produced and available on Pazoo.com .  A copy of the press release is attached hereto as Exhibit 99.19.  On October 28, 2014, the Company announced in a press release (Pazoo Sponsors Charity Event, Pazoo Radio Audience Rapidly Expanding) that the Company participated in Just Jersey Jazz and Food Truck Festival were food was collected for a local food pantry.  A copy of the press release is attached hereto as Exhibit 99.20.

The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.01 through 99.20 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

a.	Exhibits.
	99.01	Press Release dated June 26, 2014.
	99.02	Press Release dated July 2, 2014.
	99.03	Press Release dated July 17, 2014.
	99.04	Press Release dated July 24, 2014.
	99.05	Press Release dated August 4, 2014.
	99.06	Press Release dated August 12, 2014.
	99.07	Press Release dated August 14, 2014.
	99.08	Press Release dated September 9, 2014.
	99.09	Press Release dated September 11, 2014.
	99.10	Press Release dated September 18, 2014.
	99.11	Press Release dated September 23, 2014.
	99.12	Press Release dated September 29, 2014.
	99.13	Press Release dated October 7, 2014.
	99.14	Press Release dated October 8, 2014.
	99.15	Press Release dated October 10, 2014.
	99.16	Press Release dated October 14, 2014.
	99.17	Press Release dated October 15, 2014.
	99.18	Press Release dated October 22, 2014.
	99.19	Press Release dated October 23, 2014.
	99.20	Press Release dated October 28, 2014.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2014	PAZOO, INC. (Registrant)

/s/ David M. Cunic
David M. Cunic/ CEO